CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A of Cutler  Trust and to the use of our report  dated August 15, 2008 on the

Cutler Equity Fund's (a series of shares of Cutler Trust)  financial  statements and  financial  highlights  as of and for the year  ended  June 30,  2008.  Such financial  statements and financial  highlights appear in the 2008 Annual Report to  Shareholders  that is  incorporated  by  reference  into  the  Statement  of

Additional Information.


                                         /s/ Briggs, Bunting & Dougherty, LLP

                                             BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 23, 2008